                                                                    Exhibit 10.2

                 [Translation from Original Document in Chinese]

No.:      Jingjifangdichurang [He] Zi (2003) No. 044

File No.:

               Beijing Economic and Technological Development Zone

                       State Land Use Right Grant Contract

Grantor: Buildings and Land Administration Bureau of Beijing Economic and Technological Development Zone

Grantee:  Beijing Microelectronics Corporation

               Beijing Economic and Technological Development Zone

              State Land Use Right Grant Contract (the "Contract")

       Article 1             Parties to this Contract

       Grantor: Buildings and Land Administration Bureau of Beijing Economic and Technological Development Zone (hereinafter referred to as "Party A")

       Legal Address:        No. 4, Wan Yuan Street, Beijing Economic and
                             Technological Development Zone

       Postcode:             100176

       Legal Representative: Zhang Fengmin, Bureau Director

       Grantee: Beijing Microelectronics Corporation (hereinafter referred to as "Party B")

       Legal Address:        No. 18, Wengchang Avenue, Beijing Economic and
                             Technological Development Zone

       Postcode:             100176

       Legal Representative: Wang Yangyuan, Chairman

       In accordance with the Law of the People's Republic of China on the Administration of Urban Real Estate (hereinafter referred to as the "Law on Administration of Urban Real Estate"), the Regulations of the Beijing Economic and Technological Development Zone, the Measures of Beijing Municipality on the Implementation of the Provisional Regulations of the People's Republic of China Concerning the Grant and Transfer of the Right to Use State Land in Urban Areas (hereinafter referred to as the "Measures") and other relevant laws and regulations of the State and this Municipality, this Contract is entered into between the parties on the basis of the principles of equality, voluntariness and compensation.

       Article 2 Party A shall grant the use of the right of the land in accordance with this Contract. The ownership of the land shall belong to the People's Republic of China and underground resources, underground substances and urban public utilities shall not fall within the scope of the grant of the use right of the land.

       Article 3 After the grant to Party B of the land use right in accordance with this Contract, the activities relating to the development, utilization and business of the land within the granted land shall comply with the laws and regulations of the People's Republic of China and the relevant stipulations of the Management Committee of the Beijing Economic and Technological Development Zone, and shall not prejudice the social public interests and such lawful interests shall be protected by the laws.

       Article 4 The lot granted by Party A to Party B shall be situated at Beijing Economic and Technological Development Zone, Lot 41M1 at No. 47 Street Zone and No. 41 Street Zone, with an area of 240,139.60 square meters (this is the final location of the area in the certificate issued after confirmation of the right.) Its location and four directions are shown on the map attached hereto. The attached map has been confirmed by Party A and Party B by affixing their signatures thereto.

       Article 5 The lot granted under this Contract shall be for the construction of microelectronic plant project in accordance with the detailed planning requirements as approved by the administration authorities governing the overall planning of Beijing Economic and Technological Development Zone and the planning of the development zone.

       During the term of the grant, if a need to change the usage of the land arises, approval from Party A and the administration authorities governing the planning of Beijing Economic and Technological Development Zone shall be obtained. A new land use right grant contract shall be entered into in accordance with the relevant stipulations, the land premium for the land use right shall be adjusted and procedures for registration of the land use right shall be completed.

       Article 6 The term of the grant of the land use right under this Contract shall be 50 years, calculated from the date on which the "State Land Use Certificate" of the People's Republic of China for the lot is issued.

       Article 7 The Terms for Use of Land (Appendix 1) appended to this Contract shall be an integral part of this Contract and shall have the same legal effect as that of this Contract. Party B shall agree to use the land in accordance with the Terms for Use of Land.

       Article 8 Party B shall agree to pay to Party A the land premium for the land use right and, in addition to payment of the fee for the use of the land to Party A in accordance with the relevant regulations of the Government, Party B shall also pay taxes in accordance with the provisions of the Law on Administration of Urban Real Estate, the Measures and the tax regulations of the People's Republic of China.

       Article 9 The land premium [land ready for development] under this Contract shall include: the land use right grant fee, infrastructure and utility construction fee with respect to the disconnected points outside the red-line of the street zones as planned (exclusive of the fee for electricity connection from the switch station to the users and the fee for application and installation with respect to the natural gas for industrial use), land development fee and resettlement fee for land requisition. In accordance with the provisions for the land grant price in the Letter of Undertaking with respect to the Request for Policy Support to SMIC Beijing Project from the Management Committee of Beijing Economic and Technological Development Zone, the land premium for the land use right shall be RMB34.47 per square meter, totaling Renminbi

Eight Million Two Hundred Seventy Seven Thousand Six Hundred and Twelve (RMB8,277,612).

       Article 10 Within 10 days after this Contract is signed by the Parties, Party B shall pay to Party A 20% of the total sum of the land premium for the land use right, totaling Renminbi One Million Six Hundred Fifty Five Thousand Five Hundred Twenty Two and Forty Cents (RMB1,655,522.40), by cash, check or transfer check, as a deposit for the performance of this Contract and the balance (i.e. 80% of the total amount of the land premium), totaling Renminbi Six Million Six Hundred Twenty Two Thousand Eighty Nine and Sixty Cents (RMB6,622,089.60), shall be paid in full within 60 days. In case of default in making payment, Party A shall have the right to rescind this Contract, recover the land use right and the deposit collected shall not be returned.

       Article 11 Upon payment of all land premium for the land use right, Party B shall complete the procedures for registration of the land use right at the Buildings and Land Administration Bureau of Beijing Economic and Technological Development Zone in accordance with the stipulations, and Party A shall issue the State Land Use Certificate of the People's Republic of China to Party B within 30 days after full payment of all land premium and the submission of application for registration by Party B.

       Article 12 After obtaining the land use right, Party B shall, in addition to the land premium, contribute 25% of the total construction and investment amount during the term of use stipulated in this Contract and thereupon it can transfer, lease or mortgage the land use right or use the land use right for other business activities (See Article 13 for special agreement). The land use right shall not be transferred, leased or mortgaged in case of failure, without any special reason, to invest in, develop and use the land in accordance with the Terms of the Use of Land.

       Article 13 After obtaining the land use right, Party B shall only use it for the construction of microelectronics plant project. With respect to the products, which do not fall within the category of the microelectronic industry, additional land premium shall be paid at the standard land premium published at the Development Zone.

       In case of transfer or lease by Party B to other land users for use or use of it for other business activities, procedures for registration of the transfer or lease shall only be completed upon payment of additional land premium at the standard land premium then published at the Development Zone and in accordance with the relevant industry policy.

       With respect to transfer of the land use right by Party B, in case of disposal of the mortgaged real property, an amount equivalent to the land premium at the standard land premium then published at the Development Zone shall be first deducted from the proceeds of such disposal for payment to the Government land administration authorities and the balance can then be paid to the mortgagee in priority.

       Article 14 When Party B transfers the land use right, the rights and obligations stipulated in the Contract shall be transferred consequentially and the ownership of the structures on and other attachments to the land shall be also transferred consequentially. In case of lease or mortgage by Party B of the real property and the land use right, it shall continue to perform this Contract, and the contents of the lease or mortgage contract shall not violate the relevant provisions of this Contract. Within 30 days after a lease or mortgage contract is signed, Party B shall complete the procedures for registration at the Buildings and Land Administration Bureau of the Development Zone.

       Article 15 Commencing from the land use right being obtained, Party B shall pay land use fee to Party A each year. The standard land use fee shall be RMB2.0 per square meter, totaling Renminbi Four Hundred Eighty Thousand Two Hundred Seventy Nine and Twenty Cents (RMB480,279.20). Time for payment shall be before December 15 of the current year. In case transfer of land use right is affected, payment shall be made by the new land user to Party A. Adjustment of the land use fee shall be implemented in accordance with the unified regulations of Beijing Municipal People's Government.

       In accordance with the provisions in the Letter of Undertaking in respect of the Request for Policy Support to SMIC Beijing Project from the Management Committee of Beijing Economic and Technological Development Zone, Party B can postpone payment of the land use fee for three years and conduct consultation three years later.

       Article 16 Unless otherwise provided in this Contract, Party B shall remit the fee required to be paid under this Contract to Party A's bank account on or before the payment date stipulated in this Contract. Name of the bank:
Agricultural Bank of China, Beijing Municipal Development Zone Branch; Bank account: [_____________].

       In case of change in Party A's bank account, written notice shall be made to Party B within 10 days after the change. Party B shall not bear liability for breach of contract in respect of any late charges arising out of the delayed payment due to the failure of Party A to give notice of such change in a timely manner.

       Article 17 In case of default of payment by Party B of the sum payable in accordance within the time stipulated in this Contract, application shall be made to Party A and, subject to consent, a possession fee at 0.021% of the fee payable per day shall be paid for the extended payment term.

       Article 18 After obtaining the land use right, Party B shall invest in, develop and utilize the land during the stipulated period in accordance with the provisions set forth in the Design, Construction and Completion in the Terms of the Use of Land appended to this Contract. In case of completion beyond the period as stipulated, Party A shall have the right to recover the land use right without compensation, and the details of implementation shall be in accordance with the relevant provisions of the Terms of the Use of Land appended to this Contract.

       Article 19 Upon the expiry of the term of the grant stipulated in this Contract, Party A shall have the right to recover the land use right of the lot, structures on and other attachments to the land without compensation in accordance with the provisions of Article 29 of the Measures. Party B shall surrender the Land Use Certificate and complete the procedures for deregistration of the land use right at the Buildings and Land Administration Bureau of the

Development Zone. In case Party B needs to continue to use the lot, it shall submit an application for renewal 180 days prior to the expiry of the term, enter into a new land use right grant contract with Party A, pay the land premium for the land use right to Party A and complete the procedures for registration of the land use right.

       Article 20 In case of the failure of Party A to implement in accordance with the provisions of Article 11 of this Contract, it shall pay liquidated damages at 0.2% of the land premium to Party B for each month delayed, and in case of delay over 60 days, Party B shall have the right to rescind this Contract. If Party B is unwilling to rescind this Contract if even the delay is over 60 days, the term of grant of the land use right under this Contract shall be extended accordingly.

       Article 21 Neither Party shall be responsible for the delay or failure to perform the obligations under this Contract because force majeure occurs and such Party is not at fault, provided that it shall take all necessary remedial measures to mitigate the loss to be caused.

       The Party encountering force majeure shall notify the other Party in writing of the condition of the event within 72 hours by letter or cable (telex or fax) and, within 7 days after occurrence of the event, submit a report that this Contract is unable to be performed or unable to be partially performed and state the reason that necessitates an extension for performance.

       Article 22 Notices and communications required or permitted under this Contract, transmitted in whatsoever manner, shall become effective on the actual date of receipt. The correspondence addresses of the Parties shall be:

       Party A

       Legal Name:    Buildings and Land Administration Bureau of Beijing
                      Economic and Technological Development Zone

       Legal Address: No. 4, Wan Yuan Street, Beijing Economic and Technological
                      Development Zone

       Correspondence Address:  No. 4, Wan Yuan Street, Beijing Economic and
                                Technological Development Zone

       Postcode: 100176    Telephone No.: 6788-0187     Fax No.: 6788-0187

       Party B

       Legal Name:    Beijing Microelectronics Corporation

       Legal Address: No. 18, Wechang Avenue, Beijing Economic and Technological
                      Development Zone

       Correspondence Address:  No. 18, Wechang Avenue, Beijing Economic and
                                Technological Development Zone

       Postcode: 100176    Telephone No.: 6275-3882     Fax No.: 6275-3882

       Article 23 The formation, validity, interpretation and performance of this Contract and settlement of disputes shall be protected and governed by the laws of the People's Republic of China.

       Article 24 In the event a dispute arises from the performance of this Contract, the Parties shall resolve such dispute through consultation. If the dispute cannot be resolved through consultation, legal proceedings may be brought in the local People's Court with jurisdiction.

       Article 25 This Contract is written in Chinese language. This Contract is executed in five originals. Party A shall hold two originals, Party B shall hold two originals and one original shall be delivered to Beijing Municipal State Land Resources and Buildings Administration Bureau for filing.

       Article 26 Any matters not provided for in this Contract may be agreed upon by the Parties in an annex to be attached hereto.

       Article 27 This Contract shall become effective upon execution by the legal representatives of the Parties.

Party A: Buildings and Land Administration Bureau of Beijing Economic and Technological Development Zone [Seal affixed]

Legal Representative:

(or Authorized Signatory)[Signature affixed]

Party B:  Beijing Microelectronics Corporation [Seal affixed]

Legal Representative:

(or Authorized Signatory)[Signature affixed]

                           December 31, 2002, Beijing

Appendix 1

                            Terms of the Use of Land

1.   Position of Boundary Markers

     1.1 Within 10 days after the State Land Use Right Grant Contract of Beijing Economic and Technological Development Zone (hereinafter referred to as the "Contract"; the Contract No. is Jingjifangdichurang [He] Zi (2002) No. 044) is duly executed, the City Planning Administration Bureau of Beijing Economic and Technological Development Zone shall prepare a notice of erecting markers in respect of the land for construction, and Party B shall hold such notice and the 1/2000 map to complete the procedures for erecting the markers at Beijing Municipal Survey and Drawing Design Research Institute and receive the table of results for the position of boundary markers and the marker erection for the land for construction.

     1.2 After verifying the area without errors in conjunction with the City Planning Administration Bureau of the Development Zone, Party A shall make confirmation by affixing its signature to the red-line map.

     1.3 The boundary markers shall be properly protected by Party B and shall not be changed without permission. In case of damage to or removal of the boundary markers, report shall be submitted to Party A in a timely manner with a request for erection again. The fees for handling the marker erection, additional marker erection and purchase of maps shall be paid by Party B.

2.   Requirements for Utilization of the Land

     2.1 Party B shall meet the following requirements for the construction of structures within the red-line map:

          (1)  Nature of the main structures is specified as production plant.

          (2)  Attached structures are utilities.

          (3) Building capacity ratio is 0.6 - 1.5 (based on the approval for the proposal issued by the planning authorities).

          (4)  Building density is not higher than 45%.

          (5)  Gross area is not less than 160,000 square meters.

          (6) Building height of the 50 meters within one side along Liangshui River is not higher than 24 meters and the rest is not higher than 40 meters.

          (7)  Greenery ratio than is not lower than 30%.

          (8) Height on the outdoor ground shall be based on measurement by the planning authorities.

          (9) Designs for all structures comply with the current construction design standards and rules of the State.

          (10) Within the land being used, in case the Government needs to construct a specific project, Party B agrees to construct or pass through within the red-line area, and in case of damage caused to the structures on the land, the construction unit shall give compensation in accordance with the stipulations.

          (11) In case of construction of a project for public interests, Party B agrees to the implementation in accordance with the planning.

3.   Design, Construction and Completion

     3.1 The construction design and construction usage within the red-line area shall comply with land utilization requirements and in case of such matters involving transportation, piping, fire prevention, environmental protection, civil air defence and greenery, they shall be submitted to the relevant competent authorities for approval before construction.

     3.2 Within 180 days after the execution of this Contract, Party B shall commence construction in accordance with the approved planning and design drawings and construction design drawings.

     3.3 Party B shall complete the construction prior to December 31, 2004 (save for the influence by force majeure); in case of delay in completion for over 180 days, Party A shall have the right to recover the land use right and deregister the State Land Use Certificate, and the structures on the land shall be vested in the State without compensation.

     3.4 In case of difficulties in completing the construction at the completion time in accordance with the forgoing requirements, Party B shall make an application for extension of the period for construction with sufficient reasons, provided that the extension shall not exceed 360 days.

     3.5 After completion of the construction project, Party B shall coordinate with the relevant authorities to carry out a joint inspection for acceptance and submit the completion diagram to the relevant authorities in accordance with the relevant stipulations, and the construction project shall be used only after passing the inspection.

4.   Construction and Repair Activities

     4.1 When Party B carries out construction and repair activities within the red-line area, the responsibilities borne by it towards the environment and facilities shall include:

          (1) The construction articles or wastes (such as mud, crushed stones and construction refuse, etc) shall not occupy or destroy the land and facilities outside the red-line area. Procedures for discharge of wastes shall be completed at the urban council of the Development Zone.

               In case temporary occupation of the urban roads is required, application shall be submitted to the public security and transportation authorities for approval.

               In case temporary use of the land outside the red-line area, consultation shall be conducted with the user of such land; in case the land has not been approved for grant or has not been requisitioned, application shall be submitted to Party A and the planning authorities of the Development Zone and land charges shall be paid in accordance with the stipulations.

          (2) Dumping, storage of any materials or any working activities shall not be allowed without the permission of the relevant authorities of the Management Committee of the Development Zone.

          (3) Party B shall ensure that all kinds of contaminants within the land being used shall be treated effectively and the discharge standards stipulated by the State and Beijing Municipality shall be met so that no harm shall be caused to the environment.

          (4) During the land use term, Party B shall properly protect all urban facilities within the lot without causing damage, failing which, it shall bear all costs for carrying out the repair work.

     4.2  Party B shall not open up, remove or dig the land at the adjacent lot.

     4.3 Prior to commencement of construction or repair work, Party B shall be fully aware of the location of the public uncovered sewage ditch, drainage (inclusive of tap-water pipes), cables, electrical wires and other facilities, and submit the plan for treatment of the forgoing facilities to the Management Committee of the Development Zone; no work shall be commenced before approval is obtained by Party B.

5.   Various Urban and Public Utilities

     Various urban and public utilities, such as the water, electricity, gas, heat and telecommunications used by Party B and wastes discharge, environment, public health and greenery shall be dealt with at the relevant professional competent authorities of the Development Zone.

6.   Supervision and Inspection

     6.1 During the land use term, Party B shall have the right to inspect and supervise the condition of use of the land within the red-line area and Party B shall not reject or resist.

     6.2 Party B shall not occupy the land outside the red-line area (including placing articles and equipment) for any reason, failing which, it shall be handled as unlawful occupation.

     6.3 Party B shall carry out construction within the land being used in accordance with the stipulated land usage and the requirements in the engineering design drawings.

     6.4 Without the approval of the planning authorities, Party B shall not dismantle or rebuild or reconstruct the structures within the land being used, failing which, the relevant authorities shall have the right to demand restoration or dismantling, and in case of non-implementation, specific performance can be exercised and the required fee shall be paid by Party B.

(No text in this page)

Party A: Buildings and Land Administration Bureau of Beijing Economic and Technological Development Zone [Seal affixed]

Legal Representative:

(or Authorized Signatory)[Signature affixed]



Party B:  Beijing Microelectronics Corporation [Seal affixed]

Legal Representative:

(or Authorized Signatory)[Signature affixed]

                           December 31, 2002, Beijing

                                 [Red-line Map]